State of Florida

Department of State

I certify the attached is a true and correct copy of the Articles of Amendment, filed on January 25, 2007, to Articles of Incorporation for IRISH MAG, INC. which changed its name to CHINA PUBLIC SECURITY TECHNOLOGY, INC., a Florida corporation, as shown by the records of this office.

The document number of this corporation is 637275.

Given under my hand and the
Great Seal of the State of Florida
at Tallahassee, the Capitol, this the
Twenty-sixth day of January, 2007

Kurt S. Browning
Secretary of State

CR2EO22 (01-07)

FILED
07 JAN 25 AM 9:21
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

ARTICLES OF AMENDMENT
OF THE
ARTICLES OF INCORPORATION
OF
IRISH MAG, INC.

(Under Section 607.0602 of the Florida Business Corporation Act)

The undersigned, being the Director of IRISH MAG, INC., a corporation organized and existing under and by virtue of the Business Corporation Act of the State of Florida (the "Corporation"), does hereby certify that the following resolutions were duly adopted by the Board of Directors of the Corporation as required by Section 607.0602 of the Florida Business Corporation Act:

WHEREAS, as provided in the Corporation's Articles of Incorporation, the name of this Corporation is IRISH MAG, INC.

Name Change

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors be and hereby amends the Corporation's Articles of Incorporation to change the name of the Corporation from IRISH MAG, INC. to China Public Security Technology, Inc., and be it

RESOLVED, that Article I of the Corporation's Articles of Incorporation - NAME - be and the same hereby is replaced, in its entirety, by the following:

ARTICLE I
NAME

The name of this Corporation is China Public Security Technology, Inc.

Effective Date

These Articles of Amendment shall become effective on January 8, 2007.

[Remainder of page intentionally left blank; signature page to follow.]

RECEIVED
07 JAN 24 AM 8:00
[illegible] OF CORPORATIONS

IN WITNESS WHEREOF, the undersigned, being the Director of the Corporation, has executed these Articles of Amendment as of January 5, 2006. The amendments were adopted by the board of directors without shareholder action and shareholder action was not required.

IRISH MAG, INC.

By: Michael Woo

Michael Woo
Director